Exhibit 99.1

AMRI Announces Second Quarter 2015 Results

Albany, NY (August 4, 2015) – AMRI (NASDAQ: AMRI) today reported financial and operating results for the second quarter ended June 30, 2015.

Highlights:

•	Second quarter contract revenue of $85.2 million, a 39% increase from 2014

•	Adjusted contract margins of 26%

•	Second quarter adjusted diluted EPS of $0.22, including a $0.05 decrease in EPS from royalties in the current quarter
•	Operating cash flow of $16 million

“We are very pleased to present another strong financial quarter, with all our divisions achieving excellent results,” said William S. Marth, AMRI’s president and chief executive officer. “Notably, recent acquisitions, combined with the cost reduction initiatives and efficiency efforts we’ve made to date, are contributing to continued strong contract margin performance.

The recent addition of Gadea Pharmaceutical Group will significantly expand our capabilities in technically complex active pharmaceutical ingredients and will extend our reach into many new markets. Based on our strong pipeline of business and the addition of Gadea, we remain confident that the positive trends we are seeing will continue in the second half of the year and look forward to providing investors with our outlook for the remainder of the year in mid-September.”

Second Quarter 2015 Results

Total revenue for the second quarter of 2015 was $89.5 million, an increase of 31% compared to total revenue of $68.2 million reported in the second quarter of 2014.

Total contract revenue for the second quarter of 2015 was $85.2 million, an increase of 39% compared to total contract revenue of $61.5 million reported in the second quarter of 2014. Adjusted contract margins were 26% for the second quarter of 2015, compared with 27% for the second quarter of 2014. Margins benefited from recent acquisitions and the impact of the cost reduction initiatives and facility optimization activities, offset by product mix within the Active Pharmaceutical Ingredients (API) segment. Adjusted contract margins exclude purchase accounting depreciation and amortization, as well as share-based compensation expense that are included under U.S. GAAP. For a reconciliation of U.S. GAAP contract margins as reported to adjusted contract margins for the 2015 and 2014 reporting periods, please see Table 1 at the end of press release.

Royalty revenue in the second quarter of 2015 was $4.3 million, a decrease of 36% from $6.7 million in the second quarter of 2014 due primarily to lower royalties on Allegra (fexofenadine) products. Royalty revenue for the second quarter of 2015 includes $1.8 million of royalties from the fexofenadine products and $2.5 million from the net sales of certain amphetamine salts sold by Allergan (formerly Actavis).

Net income under U.S. GAAP was $2.3 million, or $0.07 per diluted share, in the second quarter of 2015, compared to U.S. GAAP net income of $3.7 million, or $0.11 per diluted share for the second quarter of 2014. Net income on an adjusted non-GAAP basis in the second quarter of 2015 was $7.4 million or $0.22 per diluted share, compared to adjusted net income of $7.2 million or $0.22 per diluted share for 2014. For a reconciliation of U.S. GAAP net income and earnings per diluted share as reported to adjusted net income and earnings per diluted share for the 2015 and 2014 reporting periods, please see Tables 2 and 3 at the end of this press release.

Beginning in the second quarter 2015, AMRI implemented an updated non-GAAP definition, which includes the impact of cash interest expense and excludes the impact of non-cash stock-based compensation, both of which had previously been excluded and included, respectively in the Company’s calculations of these non-GAAP financial measures. These changes have redefined non-GAAP cost of contract revenue, SG&A, interest expense, net income, and EBITDA financial measures from the prior non-GAAP definition. We believe these financial measures provide investors with appropriate non-GAAP measurements that emphasize the cash earnings potential of the business and better reflect the underlying financial performance of the business. Historic non-GAAP reported operating results have been adjusted to match this new definition.

Year-to-Date Results

Total revenue for the six-month period ended June 30, 2015 was $171.4 million, an increase of 34% compared to total revenue of $127.5 million reported in the second quarter of 2014.

Total contract revenue for the first six months of 2015 was $160.4 million, an increase of 43% compared to total contract revenue of $112.5 million in 2014. Adjusted contract margins were 25% for the first six months of 2015, compared with 23% for 2014.

Royalty revenue in the first six months of 2015 was $11.0 million, a decrease of 27% from $15.0 million in 2014 due primarily to lower royalties on Allegra (fexofenadine) products. Royalty revenue for the first six months of 2015 includes $5.6 million of royalties from the fexofenadine products and $5.4 million from the net sales of certain amphetamine salts sold by Allergan.

Net income under U.S. GAAP was $0.1 million, or $0.00 per diluted share, in the first six months of 2015, compared to U.S. GAAP net income of $7.2 million, or $0.22 per diluted share in 2014. Net income on an adjusted non-GAAP basis in the first six months of 2015 was $13.8 million or $0.42 per diluted share, compared to adjusted net income of $12.3 million or $0.38 per diluted share for 2014.

Segment Results

Drug Discovery Services (DDS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited; $ in thousands)	2015	2014	2015	2014

DDS Contract Revenue	$23,363	$19,125	$42,627	$38,115
Cost of Contract Revenue	17,438	15,428	32,194	31,055
Contract Gross Profit	5,925	3,697	10,433	7,060
Contract Gross Margin	25.4%	19.3%	24.5%	18.5%

Adjusted Contract Gross Profit (1) (2)	6,493	3,823	11,157	7,311
Adjusted Contract Gross Margin (1) (2)	27.8%	20.0%	26.2%	19.2%

(1) Refer to Table 1 included in this release for the reconciliation of U.S. GAAP contract gross profit and contract gross margin to adjusted contract gross profit and adjusted contract gross margin as a percentage of contract revenue.

(2) A portion of the 2014 amounts were reclassified from DDS to API to better align business activities within our reporting segments.

Discovery and Development Services (DDS) contract revenue for the second quarter of 2015 increased 22% to $23.4 million, compared to $19.1 million the second quarter of 2014, primarily due to $4.1 million of incremental revenues from the acquisition of SSCI in February 2015. DDS adjusted contract margins increased to 28% from 20% in the second quarter of 2014, driven by the margins realized on SSCI revenues, as well as the benefits of cost reduction initiatives and facility optimization.

For the first half of 2015, DDS contract revenue increased 12% to $42.6 million from $38.1 million in 2014. Incremental SSCI revenues and increased Singapore and insourcing revenues were partially offset by decreased U.S. discovery and development revenues. DDS adjusted gross margins increased to 26% in 2015 from 19% in 2014, driven by the margins realized on SSCI revenues, as well as the benefits of cost reduction initiatives and facility optimization.

Active Pharmaceutical Ingredients (API)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited; $ in thousands)	2015	2014	2015	2014

API Contract Revenue	$39,997	$39,610	$77,845	$69,370
Cost of Contract Revenue	28,434	26,469	57,016	49,714
Contract Gross Profit	11,563	13,141	20,829	19,656
Contract Gross Margin	28.9%	33.2%	26.8%	28.3%

Adjusted Contract Gross Profit (1)(2)	11,776	13,261	21,219	19,801
Adjusted Contract Gross Margin (1)(2)	29.4%	33.5%	27.3%	28.5%

(1) Refer to Table 1 included in this release for the reconciliation of U.S. GAAP contract gross profit and contract gross margin to adjusted contract gross profit and adjusted contract gross margin as a percentage of contract revenue.

(2) A portion of the 2014 amounts were reclassified from DDS to API to better align business activities within our reporting segments.

API contract revenue for the second quarter of 2015 was consistent with 2014. API adjusted contract margins for the second quarter of 2015 decreased to 29% from 34% in the second quarter of 2014, due to the mix of business within the segment.

For the first half of 2015, API contract revenue increased 12% to $77.8 million from $69.4 million in 2014, due primarily to an increase in commercial product sales and a full year of revenue from Cedarburg Pharmaceuticals, which was acquired in April 2014. Excluding the acquisition of Cedarburg, API contract revenue increased 8% compared to the first half of 2014. API adjusted gross margins decreased to 27% in 2015 from 29% in 2014, due to the mix of business within the segment.

Drug Product Manufacturing (DPM)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited; $ in thousands)	2015	2014	2015	2014

DPM Contract Revenue	$21,866	$2,739	$39,886	$5,027
Cost of Contract Revenue	18,796	3,141	33,596	5,879
Contract Gross Profit	3,070	(402)	6,290	(852)
Contract Gross Margin	14.0%	-14.7%	15.8%	-16.9%

Adjusted Contract Gross Profit (Loss) (1)	3,724	(394)	7,115	(838)
Adjusted Contract Gross Margin (1)	17.0%	-14.4%	17.8%	-16.7%

(1) Refer to Table 1 included in this release for the reconciliation of U.S. GAAP contract gross loss and contract gross margin to adjusted contract gross profit (loss) and adjusted contract gross margin as a percentage of contract revenue.

Drug Product Manufacturing contract revenue for the second quarter of 2015 increased $19.1 million over the same period of 2014 and includes $13.2 million of revenue from OsoBio which was acquired in July 2014, $3.5 million of revenue from the Glasgow facility that was acquired in January 2015, and an 87% increase in organic revenue. In addition, Drug Product adjusted contract margins for the second quarter of 2015 increased to 17% compared to -14% for the same period of 2014, driven by the additions of the OsoBio and Glasgow businesses and by increased capacity utilization.

For the first half of 2015, Drug Product contract revenue increased $34.9 million to $39.9 million from $5.0 million in 2014, due primarily to the addition of $24.5 million in revenue from OsoBio, $7.4 million in revenue from Glasgow, and a 58% increase in organic revenue. Drug Product adjusted gross margins improved to 18% in 2015 from -17% in 2014, due to the additions of OsoBio and Glasgow and increased capacity utilization.

Liquidity and Capital Resources

At June 30, 2015, AMRI had cash, cash equivalents and restricted cash of $45.6 million, compared to $32.2 million at March 31, 2015. The increase in cash and cash equivalents for the quarter ended June 30, 2015 was primarily due to cash generated by operating activities of $15.6 million, which was partially offset by $3.4 million in capital expenditures. Total common shares outstanding, net of treasury shares, were 33,240,429 at June 30, 2015.

Financial Outlook

On July 16, 2015, AMRI acquired all the outstanding shares of Gadea Pharmaceutical Group, a privately-held company located in Valladolid, Spain, specializing in technically complex API and finished drug product. The purchase price was $174 million, including the issuance of 2.2 million shares of common stock, valued at $43.8 million, with the balance paid in $97.0 million in cash and through the assumption of $33.2 million of debt.

On a stand-alone basis, Gadea’s forecasted full year 2015 revenue is estimated to be between $80 million and $90 million, with forecasted adjusted EBITDA of between $18 million and $20 million. The transaction is expected to be accretive to AMRI’s non-GAAP diluted earnings per share, with nominal synergies. AMRI intends to provide an update to its 2015 financial guidance including the addition of Gadea in mid-September 2015.

Second Quarter Results Conference Call

AMRI will host a conference call and webcast today at 8:30 a.m. ET to discuss second quarter 2015 results. The conference call can be accessed by dialing (866) 208-5728 (domestic calls) or (224) 633-1279 (international calls) at 8:20 a.m. ET and entering passcode 69698467. The webcast and supplementing slides can be accessed on the company’s website at www.amriglobal.com.

A replay of the conference call can be accessed for 24 hours beginning at 11:30 a.m. ET at (855) 859-2056 (domestic calls) or (404) 537-3406 (international calls) and entering passcode 69698467. Replays of the webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at http://ir.amriglobal.com.

About AMRI

Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business segments include Discovery and Development Solutions (DDS), Active Pharmaceutical Ingredients (API), and Drug Product Manufacturing (DPM). Our DDS segment provides comprehensive services from hit identification to IND, including expertise with diverse chemistry, library design and synthesis, in vitro biology and pharmacology, drug metabolism and pharmacokinetics, as well as natural products. API supports the chemical development and cGMP manufacture of complex API, including potent, controlled substances, biologics, peptides, steroids, hormones, cytotoxic compounds and sterile API. DPM supports development through commercial scale production of complex liquid-filled and lyophilized parenterals, sterile suspensions and ophthalmic formulations. For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the company's estimates of revenue, contract revenue, adjusted EBITDA, adjusted diluted earnings per share, and all information and other statements regarding the estimates of results and financial outlook for 2015, statements made by the company's Chief Executive Officer, statements under the caption “Financial Outlook,” statements regarding the strength of the company’s business and prospects, statements regarding the impact of recent acquisition activity, and statements concerning the company’s momentum and long-term growth, including expected results for 2015. Readers should not place undue reliance on our forward-looking statements. The company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company’s control. Factors that could cause such differences include, but are not limited to, trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and chemical research and development, including softness in these markets; sales of Allegra®, the rapid reduction in royalties on the Allegra products expected in 2015 and the patent expirations on such products,; the success of the sales of other products for which the company receives royalties; the risk that the company will not be able to replicate either in the short or long term the revenue stream that has been derived from the royalties payable under the Allegra® license agreements; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the company’s ability to enforce its intellectual property and technology rights; the company’s ability to obtain financing sufficient to meet its business needs; the company’s ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the company’s ability to effectively maintain compliance with applicable FDA and DEA regulations; the company’s ability to integrate past or future acquisitions, including the Gadea Pharmaceutical Group, Aptuit West Lafayette and Glasgow operations, Cedarburg Pharmaceuticals and Oso Biopharmaceuticals Manufacturing, and make such acquisitions accretive to the company’s business model, the company’s ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the company’s strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on March 16, 2015, and the company's other SEC filings. Contract revenue and adjusted EBITDA and other financial guidance offered by senior management today with respect to the expected results for Gadea Pharmaceutical Group in 2015 represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Non-GAAP Adjustment Items

To supplement our financial results prepared in accordance with U.S. GAAP, we have presented non-GAAP measures of contract gross profit, contract gross margin, income from operations, and net income and income per diluted share as adjusted to exclude certain impairment charges, restructuring charges, executive transition costs, non-cash debt interest and amortization charges, business acquisition costs, share-based compensation expense, non-recurring professional fees, ERP implementation costs, depreciation and amortization of purchase accounting adjustments, write-offs of deferred financing costs, insurance recoveries, non-recurring income tax adjustments, and postretirement benefit plan settlement gains in the 2015 and 2014 periods. We have also presented non-GAAP measures of adjusted EBITDA, which in addition to the items excluded above, further excluded the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. Exclusion of these non-recurring items allows comparisons of operating results that are consistent over time. We believe presentation of these non-GAAP measures enhances an overall understanding of our historical financial performance because we believe they are an indication of the performance of our base business. Management uses these non-GAAP measures as a basis for evaluating our financial performance as well as for budgeting and forecasting of future periods. For these reasons, we believe they can be useful to investors. The presentation of this additional information should not be considered in isolation or as a substitute for income (loss) from operations, net income (loss) or income (loss) per diluted share, prepared in accordance with U.S. GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are set forth in Tables 1-3.

Contacts:
Investors: Patty Eisenhaur, Head of Investor Relations, 518-512-2936
Media: Gina Rothe, AMRI Communications, 518-512-2512

Albany Molecular Research, Inc.

Selected Consolidated Balance Sheet Data

(unaudited)

	June 30,	December 31,
(Dollars in thousands)	2015	2014

Cash and cash equivalents	$42,556	$46,995
Restricted cash	3,000	4,052
Accounts receivable, net	79,068	71,644
Royalty income receivable	4,450	5,061
Inventory	60,605	49,880
Total current assets	206,667	191,012
Property and equipment, net	175,045	165,475
Total assets	602,584	519,953

Total current liabilities	60,559	48,690
Long-term debt, excluding current installments, net of unamortized discount	201,651	159,980
Total liabilities	353,599	278,131
Total stockholders’ equity	249,025	241,822
Total liabilities and stockholders’ equity	602,584	519,953

Albany Molecular Research, Inc.

Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
(Dollars in thousands, except for per share data)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Contract revenue	$85,226	$61,474	$160,358	$112,512
Recurring royalties	4,322	6,705	11,007	14,988
Total revenue	89,548	68,179	171,365	127,500

Cost of contract revenue	64,668	45,038	122,807	86,648
Technology incentive award	179	424	560	1,017
Research and development	384	128	875	207
Selling, general and administrative	16,518	12,747	33,992	23,376
Postretirement benefit plan settlement gain	–	–	–	(1,285)
Restructuring charges	1,632	1,042	3,119	1,272
Impairment charges	–	3,718	2,615	3,718
Total operating expenses	83,381	63,097	163,968	114,953

Income from operations	6,167	5,082	7,397	12,547

Interest expense, net	(3,179)	(3,065)	(6,214)	(5,681)
Other income (expense), net	634	(192)	1,103	(232)

Income before income taxes	3,622	1,825	2,286	6,634

Income tax expense (benefit)	1,315	(1,899)	2,202	(590)

Net income	$2,307	$3,724	$84	$7,224

Basic income per share	$0.07	$0.12	$0.00	$0.23

Diluted income per share	$0.07	$0.11	$0.00	$0.22

Table 1: Reconciliation of three and six months ended June 30, 2015 and 2014 reported contract gross profit (loss) and contract gross margin to adjusted contract gross profit (loss) and adjusted contract gross margin:

Non-GAAP Measures	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30,		June 30,
	2015	2014	2015	2014

Consolidated Contract Revenue, as reported	$85,226	$61,474	$160,358	$112,512
Consolidated Cost of Contract Revenue, as reported	$64,668	$45,038	$122,807	$86,648
Consolidated Contract Gross Profit, as reported	20,558	16,436	37,551	25,864

add: Share-based compensation expense	255	159	477	315
add: Purchase accounting depreciation	1,179	95	1,462	95
Consolidated Contract Gross Profit, as adjusted	$21,992	$16,690	$39,490	$26,274
Consolidated Contract Gross Margin, as reported	24.1%	26.7%	23.4%	23.0%
Consolidated Contract Gross Margin, as adjusted	25.8%	27.1%	24.6%	23.4%

DDS Segment Contract Revenue, as reported	$23,363	$19,125	$42,627	$38,115
DDS Segment Cost of Contract Revenue, as reported	17,438	15,428	32,194	31,055
DDS Segment Contract Gross Profit, as reported	5,925	3,697	10,433	7,060

add: Share-based compensation expense	146	126	302	251
add: Purchase accounting depreciation	422	-	422	-
DDS Segment Contract Gross Profit, as adjusted	$6,493	$3,823	$11,157	$7,311
DDS Segment Contract Gross Margin, as reported	25.4%	19.3%	24.5%	18.5%
DDS Segment Contract Gross Margin, as adjusted	27.8%	20.0%	26.2%	19.2%

API Segment Contract Revenue, as reported	$39,997	$39,610	$77,845	$69,370
API Segment Cost of Contract Revenue, as reported	28,434	26,469	57,016	49,714
API Segment Contract Gross Profit, as reported	11,563	13,141	20,829	19,656

add: Share-based compensation expense	78	25	120	50
add: Purchase accounting depreciation	135	95	270	95
API Segment Contract Gross Profit, as adjusted	$11,776	$13,261	$21,219	$19,801
API Segment Contract Gross Margin, as reported	28.9%	33.2%	26.8%	28.3%
API Segment Contract Gross Margin, as adjusted	29.4%	33.5%	27.3%	28.5%

Drug Product Segment Contract Revenue, as reported	$21,866	$2,739	$39,886	$5,027
Drug Product Segment Cost of Contract Revenue, as reported	18,796	3,141	33,596	5,879
Drug Product Segment Contract Gross Loss, as reported	3,070	(402)	6,290	(852)

add: Share-based compensation expense	31	8	55	14
add: Purchase accounting depreciation	623	-	770	-
Drug Product Segment Contract Gross Profit (Loss), as adjusted	$3,724	$(394)	$7,115	$(838)
Drug Product Segment Contract Margin, as reported	14.0%	-14.7%	15.8%	-16.9%
Drug Product Segment Contract Margin, as adjusted	17.0%	-14.4%	17.8%	-16.7%

Table 2: Reconciliation of the three and six months ended June 30, 2015 and 2014 reported income from operations, net income and earnings per diluted share to adjusted income from operations, adjusted net income and adjusted diluted earnings per share:

	Second Quarter	Second Quarter	YTD June 30,	YTD June 30,
	2015	2014	2015	2014
Income from operations, as reported	$6,167	$5,082	$7,397	$12,547
Impairment charges	-	3,718	2,615	3,718
Restructuring charges	1,632	1,042	3,119	1,272
Executive transition costs	145	(14)	936	626
Business acquisition costs	582	1,346	1,672	1,668
Purchase accounting depreciation and amortization	1,873	275	2,876	275
Postretirement benefit plan settlement gain	-	-	-	(1,285)
ERP Implementation costs	94	-	298	-
Non-recurring professional fees	94	-	711	-
Share-based compensation expense	1,465	1,024	3,020	1,957
Income from operations, as adjusted	$12,052	$12,473	$22,644	$20,778

Net income, as reported	$2,307	$3,724	$84	$7,224
Impairment charges	-	3,718	2,615	3,718
Restructuring charges	1,632	1,042	3,119	1,272
Executive transition costs	145	(14)	936	626
Business acquisition costs	582	1,346	1,672	1,668
Purchase accounting depreciation and amortization	1,873	275	2,876	275
Postretirement benefit plan settlement gain	-	-	-	(1,285)
ERP Implementation costs	94	-	298	-
Non-recurring professional fees	94	-	711	-
Non-cash debt interest and amortization charges	1,772	1,682	3,526	3,323
Share-based compensation expense	1,465	1,024	3,020	1,957
Insurance recovery - business interruption	(600)	-	(600)	-
Write-off of deferred financing costs	-	439	-	439
Tax effect for above items	(1,964)	(3,353)	(4,500)	(4,173)
Non-recurring income tax adjustments	-	(2,715)	-	(2,715)
Net income, as adjusted	$7,400	$7,168	$13,757	$12,329

Earnings per diluted share, as reported	$0.07	$0.11	$0.00	$0.22
Impairment charges	-	0.07	0.08	0.07
Restructuring charges	0.04	0.02	0.09	0.03
Executive transition costs	0.00	-	0.02	0.01
Business acquisition costs	0.01	0.03	0.03	0.03
Purchase accounting depreciation and amortization	0.04	0.01	0.06	0.01
Postretirement benefit plan settlement gain	-	-	-	(0.03)
ERP Implementation costs	0.01	-	0.01	-
Non-recurring professional fees	0.00	-	0.01	-
Non-cash debt interest and amortization charges	0.03	0.03	0.07	0.07
Share-based compensation expense	0.03	0.02	0.06	0.04
Insurance recovery - business interruption	(0.01)	-	(0.01)	-
Write-off of deferred financing costs	-	0.01	-	0.01
Non-recurring income tax adjustments	-	(0.08)	-	(0.08)
Earnings per diluted share, as adjusted	$0.22	$0.22	$0.42	$0.38

Table 3: Reconciliation of the three and six months ended June 30, 2015 and 2014 reported income from operations to adjusted EBITDA:

	Second Quarter	Second Quarter	YTD June 30,	YTD June 30,
	2015	2014	2015	2014
Income from operations, as reported	$6,167	$5,082	$7,397	$12,547
Impairment charges	-	3,718	2,615	3,718
Restructuring charges	1,632	1,042	3,119	1,272
Executive transition costs	145	(14)	936	626
Business acquisition costs	582	1,346	1,672	1,668
Postretirement benefit plan settlement gain	-	-	-	(1,285)
ERP Implementation costs	94	-	298	-
Non-recurring professional fees	94	-	711	-
Share-based compensation expense	1,465	1,024	3,020	1,957
Income from operations, as adjusted	10,179	12,198	19,768	20,503
Add: Non-operating income (expense) net, as reported	634	(192)	1,103	(232)
Deduct: Insurance recovery - business interruption	(600)	-	(600)	-
Add: Depreciation and amortization	6,276	4,263	11,762	8,024
Adjusted EBITDA	$16,489	$16,269	$32,033	$28,295